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                                                                      Exhibit 99


CONTACT:                                                  FOR IMMEDIATE RELEASE
T.J. Tully                          Dino Pelle or Deb Freitag
United Shields Corp.                Martiny Public Relations
(513) 241-7470                      (513) 489-4600


CINCINNATI, OHIO, NOVEMBER 5, 1997 - United Shields Corporation (NASDAQ BB:UNSC), a Cincinnati-based holding and marketing company, today announces that it proposes to make an unregistered offering of up to 2,000,000 shares of its common stock at a price of $4.00 per share. The Company plans to offer and sell Shares directly to investors and may also use brokers and placement agents in connection with the offering. The primary purpose of the offering is to fund acquisitions. The securities offered have not been and will not be registered under the Securities Act of 1933 or under any state statute and may not be offered or sold in the United States absent registration or an exemption therefrom. This communication is issued under the Rule 135c safe harbor for reporting issuers and shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful.

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